EXHIBIT 4.4

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE CORPORATION, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION HAS BEEN PROVIDED TO THE CORPORATION TO SUCH EFFECT.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITIES ISSUABLE ON THE EXERCISE THEREOF ON OR BEFORE OCTOBER 19, 2008.

SPECIAL BROKER WARRANTS

TO ACQUIRE BROKER WARRANTS OF

COLOMBIA GOLDFIELDS LTD.

(Existing under the laws of the State of Delaware) (the "Company")

Special Broker Warrant Certificate

Certificate for  **754690**

NO. SBW 1

Special Broker Warrants, each entitling the holder to acquire one Broker Warrant of Colombia Goldfields Ltd.

THIS IS TO CERTIFY THAT, for value received,

Thomas Weisel Partners Canada Inc.

(herein called the "holder") is entitled to receive in the manner herein provided and without further payment therefor, subject to adjustment:

One broker share purchase warrant (a "Broker Warrant") entitling the holder thereof, subject to adjustment in accordance with the terms of the certificates representing the Broker Warrants (the "Broker Warrant Certificates"), to acquire one Common Share at any time until 4:00 p.m., Toronto time, on June 18, 2010, at the price of US$0.85 per Share,

for each of the Special Broker Warrant evidenced by this certificate.

The exercise period (the “Exercise Period”) shall be the period commencing on the date hereof and ending at 4:00 p.m. (Toronto time) on the earlier of:

(a)

the day which is the third business day after the Clearance Date; and,

(b)

October 19, 2008.

The term “Clearance Date” means the day after which a receipt is issued by the securities regulatory authorities in Ontario for the final prospectus relating to the distribution of the Broker Warrants to be acquired upon the exercise of the Special Broker Warrants.

If the Special Broker Warrants represented by this Special Broker Warrant Certificate are exercised by the holder notwithstanding that the Clearance Date has not occurred, any such exercise shall be subject to the holder providing such assurances and executing such documents as the Company, acting reasonably, may require to ensure compliance with applicable securities legislation.

If the Clearance Date occurs before the expiry of the Exercise Period, the Company will give notice to each holder of Special Broker Warrants specifying the end of the Exercise Period and such information as may be needed, if any, to allow the holder to obtain Broker Warrants. In such circumstances, the Special Broker Warrants represented by this Special Broker Warrant Certificate that have not been exercised prior the expiry of the Exercise Period shall automatically be exercised on behalf of the holder hereof and shall be deemed to be surrendered by the holder immediately prior to that time without any further action on the part of the holder. The certificates representing the Broker Warrants issued upon deemed exercise of the Special Broker Warrants will be caused by the Company to be mailed to the Agent at the address last appearing on the register of Special Broker Warrants.

The Special Broker Warrants represented by this Special Broker Warrant Certificate may be exercised by the holder during the Exercise Period by:

(a)

duly completing and executing the attached exercise form; and

(b)

surrendering this Special Broker Warrant Certificate to the Company at the principal office of the Company in the City of Toronto.

If fewer Special Broker Warrants are exercised than the number of Special Broker Warrants represented hereby, the holder hereof will be entitled to receive without charge a new Special Broker Warrant Certificate in respect of the balance of the Special Broker Warrants not so exercised.

The holder of this Special Broker Warrant Certificate may upon surrender hereof to the Company at its principal transfer office in the city of Toronto, exchange this Special Broker Warrant Certificate for other Special Broker Warrant Certificates evidencing in the aggregate the same number of Special Broker Warrants evidenced by this Special Broker Warrant Certificate.

The holding of the Special Broker Warrants evidenced by this Special Broker Warrant Certificate shall not constitute the holder hereof a shareholder of the Company or entitle the holder to any right or interest in respect thereof except as provided for herein.

The Special Broker Warrants evidenced by this Special Broker Warrant Certificate may only be transferred in accordance with applicable securities laws, subject thereto, may be transferred on the register kept at the offices of the Company by the holder hereof or the holder's legal representatives or his or her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company upon compliance with such reasonable requirements as the Company may prescribe.

Time shall be of the essence hereof.

IN WITNESS WHEREOF the undersigned has caused this Special Broker Warrant Certificate to be duly executed as of the 18th day of June, 2008.

COLOMBIA GOLDFIELDS LTD.
By:
Name:
Title:

SCHEDULE "A"

EXERCISE FORM

TO:

COLOMBIA GOLDFIELDS LTD.

8 King Street East, Suite 208
Toronto, Ontario, M5C 1B5

The undersigned holder of the within Special Broker Warrants hereby exercises ___________of the Special Broker Warrants represented hereby and the right provided for in such exercised Special Broker Warrants to receive Broker Warrants of Colombia Goldfields Ltd. issuable pursuant to such Special Broker Warrants.

The undersigned hereby irrevocably directs that the said Broker Warrants be issued and delivered as follows:

Name(s) in full	Address(es)	Number(s) of Broker Warrants

(Please print in full the name in which certificates are to be issued.  If any of the securities are to be issued to a person or persons other than the Special Broker Warrantholder, the Transfer of Special Broker Warrants form must be completed and the Special Broker Warrantholder must pay to the Company all exigible transfer taxes or other government charges.)

DATED this ______ day of ________________, ______.

___________________________

______________________________

Witness

Signature of Registered Holder

______________________________

Name of Registered Holder

______________________________

______________________________

Address of Registered Holder

□  Please check box if these certificates are to be delivered to the office where this Special Broker Warrant Certificate is surrendered, failing which the certificates will be mailed to the address(es) set forth above.